EXHIBIT 4.7

                    UNSECURED CONVERTIBLE LOAN NOTE DUE 2005


THIS CONVERTIBLE LOAN NOTE is issued by World Gaming Plc (whose registered office is at 47 Castle Street, Reading, RG1 7SR (the "Company")) to Goodison Park Limited (whose office is at Sea Meadow House, Blackburne Highway, P.O. Box 116, Town Road, Tortola, British Virgin Islands) in respect of a loan of principal amount of US$900,000 (receipt of which the Company hereby acknowledges) provided on and subject to the Conditions set out below.

                                 The Conditions

1        Repayment

         Unless previously repaid or redeemed the principal amount of the Note shall be repaid to the Noteholder in full at par on the date being two years from the issue date of the Note or if such date is not a Business Day, the Business Day next following.

2        Events on which Notes become immediately repayable

         The Noteholder shall be entitled to require the Note to be repaid immediately at par in each of the following events:

         the making of an order by a competent court or the passing of an effective resolution for the winding-up or dissolution of the Company or any subsidiary (other than for the purposes of a reconstruction, amalgamation, merger or members' voluntary winding-up on terms previously approved by the Noteholder); or

         the taking of possession by an encumbrancer of, or the appointment or application for the appointment of a trustee, administrator or administrative receiver or manager or a similar officer over, or an administration order being made or applied for in respect of, any part or the whole of the undertaking or property of the Company or any subsidiary; or

2.3      the Company fails to comply with any other terms of these Conditions;
         or

2.4 if the Company or any subsidiary ceases or threatens to cease to carry on its business or a substantial part of its business; or

         if the Company or any subsidiary (except at arm's length in the ordinary course of its business and for full consideration) sells, transfers, leases or otherwise disposes of all or a substantial part of its business or assets whether by one or a series of transactions related or not; or

         if the Company or any subsidiary initiates or consents to proceedings relating to itself under any applicable bankruptcy, insolvency, composition or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition with, its creditors generally; or

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2.7      if the Company or any subsidiary is subject to any change of control.

         The Company shall give the Noteholder notice of the happening of any of the foregoing events promptly after becoming aware of the same

3        Conversion

3.1      Conversion Period and Price

         The Noteholder shall have the right at any time in the period (the "Conversion Period") during which any amount under the Note remains outstanding (the "Conversion Right") to require the Company to redeem at its principal amount, the principal amount of all or part only of the Note (subject to a minimum nominal amount of US$50,000 or multiples thereof) on the Conversion Date therefor which shall take effect as an irrevocable direction to the Company promptly to apply the redemption monies for subscription on behalf of the Noteholder of Shares in the capital of the Company, which subscription shall be fully satisfied by the Company retaining and applying such redemption monies in the payment up of new Shares. Redemption moneys held by the Company pending application of the same shall be held by the Company as bare trustee for the Noteholder. The redemption of the vote and application of the redemption monies in respect thereof as provided in this Condition 3.1 is referred to as a "conversion" in these Conditions and "converted" shall be construed accordingly.

         The conversion prices is US$ 0.12 per Share (the "Conversion Price").

         Where a Conversion Right is exercised in respect of part only of the Note, the Note shall be amended to reflect the principal amount of the
         Note in respect of which the Conversion Right is not exercised.

         The number of Shares to be issued on exercise of a Conversion Right shall be determined by dividing the principal amount of the Note (or, in the case of conversion of part only of the Note, the principal amount thereof (being not less than US$100,000 or multiples thereof in principal amount)) being converted by the Conversion Price. Shares to be issued on conversion will be deemed to be registered as of the relevant Conversion Date in the name of the holder of the Note completing the Conversion Notice or his nominee.

 3.2     Procedure on Conversion

         A Conversion Right may be exercised by the Noteholder delivering at any time during the Conversion Period to the registered office of the Company a notice of conversion signed by the Noteholder stating the principal amount of the Note required to be converted (a "Conversion Notice").

         Conversion Rights shall be exercised subject in each case to any applicable fiscal or other

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         laws or regulations applicable in the United Kingdom at the time of such exercise.

         The conversion date in respect of a Note (the "Conversion Date") shall be the second Business Day following delivery of the relevant Conversion Notice in accordance with this Condition 3.2. A Conversion Notice once delivered shall be irrevocable.

3.3      Shares

         Shares allotted on conversion will be credited as fully paid and will rank pari passu in all respects with the fully paid Shares in issue on the Conversion Date, except that the Shares so allotted will not rank for any dividend or other distribution declared or paid or made by reference to any record date for the payment of a dividend or other distribution with respect to the Shares which is prior to such Conversion Date.

4        Payment

         Payment of the principal for the time being due and owing on the Note, or any part thereof, may be made by bankers draft or telegraphic transfer made payable to the Noteholder or to such person or persons as the Noteholder may in writing, received by the Company at least five Business Days prior to the date of such payment, have directed. Payments will be subject in all cases to any applicable fiscal and other laws and regulations.

5        Transfer of the Note

         The Noteholder may assign or transfer all its rights in respect of the Note by instrument in writing in the usual or common form upon and subject to the Conditions to any person whose name and address is notified by the Noteholder to the Company.

6        Dealings

         The Note shall not be capable of being dealt in on any stock exchange in the United Kingdom or elsewhere and no application has been or is intended to be made to any stock exchange for the Note to be listed or otherwise traded.

7        Notices

7.1 Any notice or other document may be given or sent to the Noteholder by sending it by post in a pre-paid envelope addressed to the Noteholder at its address stated above (or if it so chooses, at an address within the United Kingdom supplied by it to the Company for the giving of notice to it).

7.2 Any notice, demand or other document (including transfer of the Note) may be served on the Company either personally or by sending the same by post in a pre-paid envelope addressed to the Company at its registered office for the time being (marked for the attention of the Company Secretary) or to such other address in England as the Company may from time to time notify to Noteholder.

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7.3      Any notice given or document sent by first class post shall be deemed to be served or received at the expiry of 24 hours (or, where second class post is employed, 48 hours) after the time when it is posted. In proving such service or receipt, it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted.

8        Covenant by the Company

         The Company covenants with the Noteholder that it will not without the prior written consent of the Noteholder create, allot, issue or redeem any share or loan capital or grant or agree to grant any options for the issue of any share or loan capital (other than any shares issued pursuant to the normal operation of the rules of the Company's 2001 Share Option Scheme but excluding all executive arrangements) or effect any other change in the Company's share capital whether by sub-division, consolidation, bonus issue or otherwise.

9        Covenants by the Directors

         The Directors each covenant that they shall (subject to acting within their fiduciary duties) carry out all such acts, vote in favor of all such resolutions and execute all such documents as may be necessary (provided they are legally able to do so) to effect the allotment and issue of the Shares to the Noteholder promptly following the exercise of a Conversion Right and to procure that the Noteholder's name is entered into the register of members of the Company, and it is issued with a duly executed share certificate, in respect of such Shares.

10       General

         The Noteholder shall be recognised by the Company as entitled to the Note free from any equity, set-off or counterclaim on the part of the Company against the original or any intermediate holder of the Note.

11       Governing Law

         This Note shall be governed by and construed in accordance with English law. The Company and the Noteholder irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Note and irrevocably submit to the jurisdiction of such courts.

12       Definitions

         In this Note the following expressions shall where the context permits have the following meanings:

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         "Business Day" means any day (excluding Saturdays and Sundays) on which banks in London are open for business;

         "Conditions" means these conditions upon which this Note is issued; "change of control" means any event or circumstance whereby a person (or persons acting in concert) acquires or agrees to acquire or acquires options over direct or indirect control (1) of the affairs of the Company or any subsidiary, or (2) over more than 50 per cent of the total voting rights conferred by all the issued shares in the capital of the Company or any subsidiary which are ordinarily exercisable in general meeting or (3) of the composition of the main board of directors of the Company or any subsidiary. For these purposes "persons acting in concert", in relation to the Company or any subsidiary, are persons which actively co-operate, pursuant to an agreement or understanding (whether formal or informal) with a view to obtaining or consolidating Control of the Company or any subsidiary;

         "Directors" means Nicholas Jackson and Clare Roberts each of KFH Building, Liat Road, St. John's, Antigua and "Director" means any one of them, as the case may be;

         "Note" means this Unsecured Convertible Loan Note due 2005;

         "Noteholder" means Goodison Park Limited whose office is at Sea Meadow House, Blackburne Highway, P.O. Box 116, Town Road, Tortola, British Virgin Islands, or the assignee in respect of the Note notified to the Company in accordance with these Conditions; and

         "Shares" means ordinary shares of 0.2 pence each in the capital of the Company or such other nominal amount following any consolidation, sub-division, repayment, reduction of capital or other event giving rise to an adjustment of the nominal amount of such ordinary shares hereafter.

IN WITNESS whereof this Note has been duly executed and delivered as a deed and issued on April 4, 2003.

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SIGNED                                                     _____________________
as a DEED by World Gaming Plc                              Director
acting by Clare Roberts, a Director
and Nicholas Jackson, a Director                           _____________________
                                                           Director


SIGNED
as a DEED by

___________________________
Clare Roberts

in the presence of:

___________________________
[Signature of Witness]

Name
Address
Occupation


SIGNED
as a DEED by

___________________________
Nicholas Jackson

in the presence of:

___________________________
[Signature of Witness]

Name
Address
Occupation

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